RIGHT OF FIRST REFUSAL, CO-SALE AND SUBORDINATION AGREEMENT


     This RIGHT OF FIRST REFUSAL, CO-SALE AND SUBORDINATION AGREEMENT (the "Agreement") is made as of March 29, 2000 by and among SITEK, Incorporated, a Delaware corporation (the "Company"); Intel Corporation, a Delaware corporation (the "Investor"), and the following stockholders of the Company: Don Jackson, Vince Birdwell, Paul Burke, Julian Gates, Kevin Jackson, Paul Jackson and Parag Modi (collectively, the "Common Stockholders"), and Richard Myers solely with respect to Sections 5, 6 and 7 hereof.

     WHEREAS, the Investor is a party to the Series A Preferred Stock Purchase Agreement of even date herewith between the Company and the Investor (the "Purchase Agreement"), certain of the Company's and the Investor's obligations under which are conditioned upon the execution and delivery of this Agreement; and

     WHEREAS, the parties hereto desire to have this Agreement govern certain transfers of shares of the Company by the Common Stockholders and registration rights previously granted to the Common Stockholders.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

     1. DEFINITIONS.

          (a) "Stock" shall mean shares of the Company's Common Stock now owned or subsequently acquired by the Common Stockholders.

          (b) "Preferred Stock" shall mean the Company's outstanding Series A Preferred Stock.

          (c) "Common Stock" shall mean (i) the Company's Common Stock, (ii) shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock, (iii) shares of Common Stock issuable upon exercise of outstanding options or warrants and (iv) shares of Common Stock issuable upon conversion of any outstanding convertible securities.

          (d) "Holders" shall mean the Investor or persons who have acquired shares of Preferred Stock directly or indirectly from the Investor to its transferees or assignees.

     2.   SALES BY COMMON STOCKHOLDERS.

          2.1  RIGHTS OF REFUSAL.

               (a) NOTICE OF SALES. If a Common Stockholder (the "Selling Common Stockholder") proposes to sell or transfer any shares of the Stock held by the Selling Common Stockholder as of the date of this Agreement, then the Selling Common Stockholder shall promptly give written notice (the "Notice") to the Holders at least thirty (30) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred (the "Offered Shares"), the nature of such sale or transfer, the consideration to be paid, the material terms and conditions upon which the proposed sale or transfer is to made, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of subsection 3(a),3(b), 3(c) or 3(d) hereof, the Notice shall state under which subsection the sale or transfer is being made.

               (b) COMPANY'S OPTION. The Company shall have an option for a period of ten (10) days from receipt of the Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Notice. The Company may exercise such purchase option and, thereby, purchase all (or a portion of) the Offered Shares by notifying the Common Stockholder in writing before expiration of such ten (10) day period as to the number of such shares which it wishes to purchase. If the Company gives the Common Stockholder notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after the Company's receipt of the Notice, unless the Notice contemplated a later closing with the prospective third party transferee(s) not to exceed ninety (90) days following delivery of the Notice. If the Company fails to purchase all of the Offered Shares by exercising the option granted in this Section 2.1(b) within the period provided, the Offered Shares shall be subject to the options granted to the Holders pursuant to this Agreement.

               (c) ADDITIONAL TRANSFER NOTICE. Subject to the Company's right set forth in Section 2.1(b), if at any time the Common Stockholder proposes a sale or transfer of any shares of Stock and the Company declines to purchase all, or a portion of, the Offered Shares, the Common Stockholder shall give each Holder an "Additional Notice" which shall include all of the information and certifications required in a Notice and shall additionally identify the Offered Shares which the Company has declined to purchase (the "Remaining Shares") and briefly describe Holders' rights of first refusal and co-sale rights with respect to the proposed sale or transfer.

               (d) HOLDERS' OPTION. The Holders shall have an option for a period of fifteen (15) days from the Holder's receipt of the Additional Notice from the Common Stockholder set forth in Section 2.1(c) to elect to purchase their respective pro rata shares of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the

Additional Notice. Each Holder may exercise such purchase option and, thereby, purchase all or any portion if his, her or its pro rate share (with any reallotments as provided below) of the Remaining Shares, by notifying the Common Stockholder and the Company in writing, before expiration of the fifteen (15) day period as to the number of such shares which he, she or it wishes to purchase (including any reallotment). Each Holder's pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, of which the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) owned by such Holder on the date of the Notice shall be the numerator and the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) held by the Common Stockholder and all Holders on the date of the Notice shall be the denominator. Each Holder shall have a right of reallotment such that, if any other Holder fails to exercise the right to purchase its full pro rata share of the Remaining Shares, the other participating Holders may exercise an additional right to purchase, on a pro rata basis, the Remaining Shares not previously purchased. Each Holder shall be entitled to apportion Remaining Shares to be purchased among its partners and affiliates, provided that such Holder notifies the Common Stockholder of such allocation. If a Holder gives the Common Stockholder notice that it desires to purchase its pro rata share of the Remaining Shares and, as the case may be, its reallotment, then payment for the Remaining Shares shall be by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after the Company's receipt of the Notice, unless the Notice contemplated a later closing with the prospective third party transferee(s) not to exceed ninety (90) days following delivery of the Notice.

               (e) If, between the Company's exercise of its right pursuant to
Section 2.1(b) hereof and the Holders' exercise of their right pursuant to
Section 2.1(d) hereof, all the Offered Shares described in any Notice are not purchased by either the Company or the Holders, this Section 2.1 shall be null and void with respect to such Offered Shares and such Notice. Each Holder shall retain all of its respective rights set forth in Section 2.2

          2.2 CO-SALE RIGHT. To the extent the Company and the Holders do not exercise their respective rights of refusal as to all Offered Shares pursuant to
Section 2.1, then each Holder shall have the right, exercisable upon written notice to the Selling Stockholder within thirty (30) days after receipt of the Notice referred to in Section 2.1(a), to participate in such sale of Stock on the same terms and conditions. To the extent one or more of the Holders exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Selling Company Stockholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Holder shall be subject to the following terms and conditions:

               (a) Each Holder may sell all or any part of that number of shares of Common Stock held by such Holder that is equal to the product obtained by multiplying (x) the aggregate numbers of shares of Stock covered by the Additional Notice pursuant to Section 2.1 by (y) a fraction, the numerator of which is the number of shares of Common Stock owned by the Holder at the time of the sale or transfer and the denominator of which is the combined number of shares of Common Stock of the Company at the time owned by all Holders and all Common Stockholders.

               (b) Each Holder shall effect is participation in the sale by promptly delivering to the Selling Common Stockholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                    (i) the type and number of shares of Common Stock which such Holder elects to sell; or

                    (ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock that such Holder elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Holder shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in subparagraph 2.2(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

               (c) The stock certificate or certificates that the Holder delivers to the Selling Common Stockholder pursuant to paragraph 2.2 shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Selling Common Stockholder shall concurrently therewith remit to such Holder that portion of the sale proceeds to which such Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refused to purchase shares or other securities from a Holder exercising its rights of co-sale hereunder, the Selling Common Stockholder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Selling Common Stockholder shall purchase such shares or other securities from such Holder.

               (d) To the extent the Company and the Holders do not exercise their rights of refusal and the Holders do not elect to participate in the sale of Stock subject to the Notice, the Selling Common Stockholder may, not later than ninety (90) days following delivery to the Company and each of the Holders of the Notice, conclude a transfer of the Stock covered by the Notice and not elected to be purchased by the Company or the Holders on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any Stock by the

Selling Common Stockholder, shall again be subject to the co-sale rights of the Investors and shall require compliance by the Selling Common Stockholder with the procedures described in this Section 2.

         3. EXEMPT TRANSFERS. Notwithstanding the foregoing, the refusal and co-sale rights of the Holders pursuant to Section 2 shall not apply to (a) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (b) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or the Common Stockholders; (c) transfers from one Common Stockholder to another Common Stockholder, from a Common Stockholder to his or her spouse or from a Common Stockholders to the Company made pursuant to that certain Shareholders' Agreement effective as of August 1, 1999, between the Company and the Common Stockholders or (d) any bona fide gift; provided that (i) the transferring Common Stockholder shall inform the Holders of such pledge, transfer or gift prior to effecting it and (ii) the pledgee, transferee or donee shall furnish the Holders with a written agreement to be bound by and comply with all provisions of Section 2 of this Agreement. Such transferred Stock shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Common Stockholder" for purposes of this Agreement.

     4.   PROHIBITED TRANSFERS.

          (a) In the event any of the Common Stockholders should sell any Stock in contravention of the co-sale rights of the Holders under this Agreement (a "Prohibited Transfer"), the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Common Stockholder (the "Transferring Common Stockholder") shall be bound by the applicable provisions of such option.

          (b) In the event of a Prohibited Transfer, each Holder shall have the right to sell to the Transferring Common Stockholder the type and number of shares of Common Stock equal to the number of shares each Holder would have been entitled to transfer to the purchaser under Section 2.2(a) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

               (i) The price per share at which the shares are to be sold to the Transferring Common Stockholder shall be equal to the price per share paid by the purchaser to the Transferring Common Stockholder in the Prohibited Transfer. The Transferring Common Stockholder shall also reimburse each Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Holder's rights under Section 2.

               (ii) Within ninety (90) days after the later of the dates on which the Holder (A) received notice of the Prohibited Transfer or (B) otherwise become aware of the Prohibited Transfer, each Holder shall, if exercising the option created hereby, deliver to the Transferring Common Stockholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

               (iii) The Transferring Common Stockholder shall, upon receipt of the certificate or certificates for the shares to be sold by a Holder, pursuant to this subparagraph 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 4(b)(i), in cash or by other means acceptable to the Holder.

               (iv) Notwithstanding the foregoing, any attempt by a Common Stockholder to transfer Stock in violation of Section 2 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of at least sixty-six and two-thirds percent (66 2/3%) in interest of the Common Stock (on an as-converted basis) held by the Holders.

     5.   LEGEND.

          (a) Each certificate representing shares of Stock now or hereafter owned by a Common Stockholder or issued to any person in connection with a transfer pursuant to Section 3 hereof shall be endorsed with the following legend:

         "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL, CO-SALE AND SUBORDINATION AGREEMENT BY AND BETWEEN- THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

          (b) Each Common Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

     6. SUBORDINATION OF REGISTRATION RIGHTS. Each of the Common Stockholders is a party to a Registration Rights Agreement, entered into as of July 14, 1998, between the Common Stockholders and the Company (the "Registration Rights Agreement"), pursuant to which the Common Stockholders have been granted certain registration rights described therein. In addition, Don Jackson, Julian Gates, Kevin Jackson and Parag Modi have each entered into employment agreements with the Company pursuant to which they have been granted certain registration rights described therein (each an "Employment Agreement"). Each Common Stockholder hereby agrees that any rights such Common Stockholder has been granted by the Company, to register capital stock of the Company owned by such Common Stockholder, which have been granted pursuant to the Registration Rights Agreement or pursuant to his Employment Agreement, if any, or otherwise, shall not apply to or be exercisable in connection with any registration requested or effected by the Company pursuant to Sections 2.2 or 2.4 of the Investor Rights Agreement, dated March ____, 2000 between the Company and Intel Corporation (the "Investor Rights Agreement"). In addition, each Common Stockholder agrees that, to the extent that the Common Stockholder is entitled to exercise "piggyback" registration rights in connection with a registration effected by the Company pursuant to Section 2.3 of the Investor Rights Agreement, he agrees that any capital stock that he requests to be included in such registration shall be fully excluded from the registration before any Registrable Securities, as that term is defined in the Investor Rights Agreement, are excluded from the registration.

     7.   MISCELLANEOUS.

          7.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

          7.2 AMENDMENT. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Holders, by persons or entities holding more than sixty-six and two-thirds percent (66 2/3%) in interest of the Common Stock (on an as-converted basis) held by the Holders and their assignees pursuant to Section 7.3 hereof; provided, however that any stockholders may waive any of its rights hereunder without obtaining the consent of any other stockholders; and (iii) as to a Common Stockholder, by such Common Stockholder or his respective assignee pursuant to Section 7.3 hereof. Any amendment or waiver effected in accordance with clauses (i) (ii) and (iii) of this paragraph shall be binding upon each Holder each Common Stockholder, their successors and assigns and the Company

          7.3 ASSIGNMENT OF RIGHTS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. Notwithstanding the foregoing, the rights of the Investors or its assigns hereunder are only assignable to an assignee or transferee who acquires at least thirty percent of the shares of the Preferred Stock purchased by the Investor or the Common Stock issued upon any conversion thereof.

          7.4 TERM. This Agreement shall terminate on March ____, 2003.

          7.5 OWNERSHIP. Each Common Stockholder represents and warrants, severally but not jointly, that he is the sole legal and beneficial owner of the shares of stock owned by him and subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

          7.6 NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

       To the Investor:                To the Company:

       Intel Corporation               SITEK, Incorporated
       2200 Mission College Blvd.      1817 West 4th Street
       Santa Clara, CA 95052           Tempe, AZ 85281
       Attn: Treasurer                 Attn: Don Jackson
       Fax Number: (408) 765-6038      Fax Number: (480) 921-3351

       With copies to:                 With copies to:

       Intel Corporation               Quarles & Brady LLP
       2200 Mission College Blvd.      One East Camelback Road, Ste. 400
       Santa Clara, CA 95052           Phoenix, AZ 85012
       Attn: General Counsel           Attn: P. Robert Moya, Esq.
       Fax Number: (480) 765-1859      Fax Number: (602) 230-5598

     Notices to a Common Shareholder shall be made to the Common Stockholder's address as set forth in the signature pages hereto. Notices to a Holder other than the Investor shall be made to such Holder's address as designated in writing by such Holder to the Company. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the address given above, or designate additional addresses, for purposes of this Section 7.6 by giving the Company and the Investor written notice of the new address in the manner set forth above.

     7.7 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     7.8 ATTORNEY FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     7.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.10 STOCK SPLIT. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

     7.11 AGGREGATION OF STOCK. All shares of Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SITEK, INCORPORATED

                                        By: /s/ Don M. Jackson, Jr.
                                           -------------------------------------

                                        Its:          CEO
                                            ------------------------------------

                                        Print Name:   Don M. Jackson, Jr.
                                                   -----------------------------

                                        Address: 1817 West 4th Street
                                                 Tempe, AZ 85281


                                        INVESTOR

                                        INTEL CORPORATION

                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------

                                        Print Name:
                                                    ----------------------------

                                        Address: Intel Corporation
                                                 SC4,210
                                                 2200 Mission College Boulevard
                                                 Santa Clara, CA 95052-8119




                    SIGNATURE PAGE TO SITEK CO-SALE AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SITEK, INCORPORATED

                                        By:
                                           -------------------------------------

                                        Its:
                                             -----------------------------------
                                        Print Name:
                                                    ----------------------------

                                        Address: 1817 West 4th Street
                                                 Tempe, AZ 85281


                                        INVESTOR

                                        INTEL CORPORATION

                                        By: /s/ Arvind Sodhani
                                           -------------------------------------

                                        Its:            VP and Treasurer
                                             -----------------------------------

                                        Print Name:    Arvind Sodhani
                                                   -----------------------------

                                        Address: Intel Corporation
                                                 SC4,210
                                                 2200 Mission College Boulevard
                                                 Santa Clara, CA 95052-8119



                    SIGNATURE PAGE TO SITEK CO-SALE AGREEMENT

INTEL CORPORATION
2200 Mission College Blvd.
P.O. Box 58119
Santa Clara, CA 95052-8119
(408) 765-8080
WWW.INTEL.COM

[INTEL(R) LOGO]

3/22/00

To whom it may concern,

I hereby designate Noel Lazo to act on my behalf during my absence from the office 3/23/00 through 3/27/00 as authorized by the Intel Corporation Board of Directors' Resolutions dated July 16, 1997 (general treasury), September 17, 1997 (banking), and July 21, 1999 (corporate business development) (and the corresponding Board of Directors' Resolutions of Intel Corporation's direct and indirect subsidiaries), and the Intel Corporation Board of Directors' Resolutions dated May 20, 1997 (temporary delegations of authority).

Below if the true and authentic signature of Noel and, for internal accounting purposes, his initials.

         /s/ Noel S. Lazo                                 NSL
         -------------------------------             -------------
         Noel Lazo
         Assistant Treasurer,
         Cash Management and Systems

Sincerely,

/s/ Arvind Sodhani

Arvind Sodhani
Vice President and
Treasurer
INTEL CORPORATION

/pe

An Equal Opportunity Employer

                                        STOCKHOLDERS:

                                        DON JACKSON

                                        /s/ Don Jackson
                                        ----------------------------------------

                                        Address: 4453 E. Mockingbird Ln
                                                 Paradise Valley, AZ 85253

                                        VINCE BIRDWELL

                                        /s/ Vince Birdwell
                                        ----------------------------------------

                                        Address: 2560 #42 N. Lindsay Rd.
                                                 Mesa, AZ 85213

                                        PAUL BURKE

                                        /s/ Paul Burke
                                        ----------------------------------------

                                        Address: 4263 Arrowhead Cir.
                                                 Westlake Village, CA 91362

                                        JULIAN GATES

                                        /s/ Julian Gates
                                        ----------------------------------------

                                        Address: 1455 W. Crane Dr.
                                                 Chandler, AZ 85248

                                        KEVIN JACKSON

                                        /s/ Kevin Jackson
                                        ----------------------------------------

                                        Address: 8220 N. Charles Drive
                                                 Paradise Valley, AZ 85253




                    SIGNATURE PAGE TO SITEK CO-SALE AGREEMENT

                                        STOCKHOLDERS:

                                        PAUL JACKSON

                                        /s/ Paul Jackson
                                        ----------------------------------------

                                        Address: 4713 E. Vim Los Cabalos
                                                 Phoenix, AZ 85028

                                        PARAG MODI

                                        /s/ Parag Modi
                                        ----------------------------------------

                                        Address: 3670 E. Cedarwood
                                                 Phoenix, AZ 85048

                                        RICHARD MYERS

                                        ----------------------------------------

                                        Address:





                    SIGNATURE PAGE TO SITEK CO-SALE AGREEMENT

                                        STOCKHOLDERS:

                                        PAUL JACKSON

                                        ----------------------------------------

                                        Address:


                                        PARAG MODI

                                        ----------------------------------------

                                        Address:


                                        RICHARD MYERS

                                        /s/ Richard Myers
                                        ----------------------------------------

                                        Address: 12424 Sierra Rajo
                                                 Valley Center, CA 92082





                    SIGNATURE PAGE TO SITEK CO-SALE AGREEMENT